                                                                   Exhibit 10.13


                       MILLENNIUM SPORTS MANAGEMENT, INC.
                    AMENDMENT NO. 1 TO 1996 STOCK AWARD PLAN

     Millennium Sports Management, Inc., a New Jersey corporation f/k/a Skylands Park Management, Inc. (the "Company"), having heretofore adopted a 1996 Stock Award Plan (the "Plan") for the benefit of the Company's directors, selected executive and management employees, and key consultants from time to time, hereby amends paragraph 4(b)(ii) of the Plan so as to read in full as follows:

          "(ii) the Company's receipt of an additional $2,200,000 of Proceeds (over and above the first $2,000,000 under clause (i) above) during the period of December 5, 1996 through December 31, 1998."

     Except as expressly set forth herein, the Plan remains unmodified and in full force and effect.

Dated:  December 16, 1997